Exhibit 99.3

Cutera, Inc. Announces Closing of Public Stock Offering and Full Exercise

of Underwriter’s Option to Purchase Additional Stock

BRISBANE, Calif., April 21, 2020 – Cutera, Inc. (NASDAQ: CUTR) (“Cutera”), a provider of laser and other energy-based aesthetic systems for practitioners worldwide, today announced the closing of its previously announced underwritten public offering of 2,742,750? shares of its common stock at a public offering price of $10.50 per share, which includes the exercise in full of the underwriter’s option to purchase up to an additional 357,750 shares of its common stock at the same price per share to cover over-allotments.

Piper Sandler & Co. acted as the sole book-running manager in the offering.

“We are pleased by the market’s interest in this offering – even in the current crisis environment – and believe this indicates confidence in the long-term opportunities that lay ahead for Cutera,” stated Dave Mowry, Cutera Chief Executive Officer. “This capital, combined with our recently disclosed cost cutting measures, will ensure that we do not lose momentum on our growth initiatives as we work to further position Cutera as a global energy-based aesthetics leader. Looking ahead, we are focused on retaining critical talent and pushing ahead with our strategic priorities in order to continue transforming the Company and delivering shareholder value.”

Cutera intends to use the net proceeds from the offering to fund growth initiatives, market development activities related thereto and to provide for general corporate purposes, which may include working capital, capital expenditures, clinical trials, and other corporate expenses.

The shares of common stock are being issued and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-237552) previously filed with and declared effective by the Securities and Exchange Commission on April 14, 2020. A final prospectus supplement and accompanying base prospectus relating to the offering each contain important information relating to Cutera’s shares of common stock. A final prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov, and may also be obtained from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 877-337-4747 or via email at prospectus@psc.com.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cutera, Inc.

Brisbane, California-based Cutera is a provider of energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit cutera.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Cutera cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in Cutera’s most recent annual report, any subsequent quarterly and current reports, and certain other filings, filed with the Securities and Exchange Commission. Cutera disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Cutera, Inc.

Investors:

Anne Werdan

Director, Investor Relations

415-657-5500

awerdan@cutera.com

Media:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com